UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):    June 2, 2005

TECHNOCONCEPTS, INC.

 (Exact name of Company as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-90682 (Commission File Number)	84-1605055 (IRS Employer Identification No.)

 6060 Sepulveda Blvd., Suite 202, Van Nuys, CA  91411

(Address of principal executive offices)       (Zip Code)

Company's telephone number, including area code     (818) 988-3364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A DEFINITIVE AGREEMENT

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 2, 2005, TechnoConcepts, Inc. (the "Company"), through its wholly-owned subsidiary, Asante Acquisition Corp. (“Acquisition Corp.”) acquired substantially all of the assets (collectively, the “Asante Assets”) of Asante Technologies, Inc. (“Asante”).  The acquisition of the Asante Assets was consummated pursuant to an Agreement and Plan of Acquisition among Asante, the Company, and Acquisition Corp. dated as of February 25, 2005.  In connection with the acquisition, Acquisition Corp. purchased the Asante Assets, which included certain patents, trademarks and other intellectual property rights along with cash and cash equivalents, accounts receivable, inventory, property, plant, equipment and other capital assets, in exchange for 1,161,170 restricted shares of the Company’s common stock.  The consideration paid by Acquisition Corp. to acquire the Asante Assets will increase in the event that Acquisition Corp. achieves certain net sales targets.  If Acquisition Corp. achieves net sales of at least $20,000,000 during the period between July 1, 2005 and June 30, 2006, the Company will issue additional restricted shares of its common stock with a market value equal to $1,500,000 (as determined by reference to the average of the closing bid prices for shares of the Company’s common stock during the last ten trading days prior to June 30, 2006).  If Acquisition Corp. achieves net sales of at least $30,000,000 during the period between July 1, 2006 and June 30, 2007, the Company will issue additional restricted shares of its common stock with a market value equal to $1,500,000 (as determined by reference to the average of the closing bid prices for shares of the Company’s common stock during the last ten trading days prior to June 30, 2007).

In connection with the acquisition of the Asante Assets, the Company, Asante and Acquisition Corp. entered into an Earn-Out Agreement setting forth the additional contingent payment obligations of the Company described above and an employment agreement with Jeff Lin, the President of Asante.

Pursuant to Mr. Lin’s employment agreement, Mr. Lin will become the President of Acquisition Corp.  Mr. Lin will be entitled to participate in any hospital, surgical, medical and dental benefit plans adopted by Acquisition Corp. and will be entitled to any and all other fringe benefits which either Acquisition Corp. or the Company may regularly provide to its other executive officers.  If Mr. Lin is terminated by Acquisition Corp. without cause he is entitled to receive a lump sum payment equal to three hundred sixty days of his then base salary as provided under his employment agreement.  If Mr. Lin is terminated without cause or resigns with good reason after a change of control of the Company or Acquisition Corp. he is entitled to receive a lump sum payment equal to fifty percent of his most recent annual base salary under his employment agreement.  Mr. Lin’s employment agreement provides that after the Company adopts an employee stock option plan, the Company will recommend to its board of directors that Mr. Lin be granted stock options to purchase shares of the Company’s common stock having a market value of $2,000,000 at an exercise price equal to the then fair market value of the such shares of common stock and that such options will vest at the rate of 16.66% of the total number of option on each June 30th and December 31st during the term of Mr. Lin’s employment agreement.  In exchange for the Acquisition Corp.’s agreement to pay Mr. Lin the severance payments set forth above, Mr. Lin agreed to a non-competition covenant lasting for a period of three years after the termination of his employment agreement. Additionally, pursuant to the Agreement and Plan of Acquisition, the Company agreed to nominate Mr. Lin to serve as a member of the Company’s Board of Directors for election at the Company’s next meeting of stockholders.

Asante (OTC: ASNT), is a leading provider of networking solutions for the small-medium business (SMB) market.

The Agreement and Plan of Acquisition was attached as Exhibit 2.1 to Asante Technologies, Inc.’s Form 8-K dated February 25, 2005 and filed on March 3, 2005, which is incorporated herein by reference.  The Earn-Out Agreement and the Employment Agreement with Jeff Lin are attached hereto as Exhibits 2.02 and 2.03 respectively and are incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired.

The required financial statements will be filed not later than 75 days from the date of the event reported herein.

(b)

Pro Forma Financial Information.

The required financial statements will be filed not later than 75 days from the date of the event reported herein.

(c)

Exhibits

2.01

Agreement and Plan of Acquisition among Asante Technologies, Inc., TechnoConcepts, Inc. and Asante Acquisition Corp.  (Incorporated by reference to Exhibit 2.1 to Asante Technologies, Inc.’s Form 8-K dated February 25, 2005, filed on March 3, 2005.)

2.02

Earn-Out Agreement among Asante Technologies, Inc., TechnoConcepts, Inc. and Asante Acquisition Corp.

2.03

Employment Agreement between TechnoConcepts, Inc. and Jeff Lin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 8, 2005

TECHNOCONCEPTS, INC.

 (Registrant)

By: /s/Michael Handelman

Michael Handelman

Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number         Description

2.01

Agreement and Plan of Acquisition among Asante Technologies, Inc., TechnoConcepts, Inc. and Asante Acquisition Corp.  (Incorporated by reference to Exhibit 2.1 to Asante Technologies, Inc.’s Form 8-K dated February 25, 2005, filed on March 3, 2005.)

2.02

Earn-Out Agreement among Asante Technologies, Inc., TechnoConcepts, Inc. and Asante Acquisition Corp.

2.03

Employment Agreement between TechnoConcepts, Inc. and Jeff Lin.

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